[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                                    EXHIBIT 10.9


                           MASTER PURCHASE AGREEMENT

                FOR Electronic Assembly & System Kit Packaging

     This Master Purchase Agreement is effective as of November 3, 1999 (the "Effective Date"), by and between TheraSense, Inc., a California corporation having its principal place of business at 1360 South Loop Road Alameda, California 94502, ("TheraSense") and Flextronics International USA Inc., corporation, having a place of business at 2090 Fortune Drive San Jose, CA 95131.

                                   RECITALS

     WHEREAS, Flextronics is a leader in the field of contract manufacturing for electrical devices and provider of engineering services related to device manufacturing design, and has the manufacturing system capability to provide warehousing and distribution services;

     WHEREAS, TheraSense develops and manufactures advanced blood glucose monitoring devices for diabetics;

     WHEREAS, TheraSense wishes to contract with Flextronics for certain engineering design and manufacturing services for TheraSense's new Messenger and Freestyle blood glucose monitoring devices, as defined and described in the Specifications provided as Exhibit C hereto, and to purchase the resulting products from Flextronics; and

     WHEREAS, Flextronics desires to provide such services and products for TheraSense;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the terms and conditions specified below as follows:

                                   AGREEMENT

     The terms and conditions of this agreement and Exhibits A through C hereof, (collectively the "Agreement") and any Purchase Order(s) issued hereunder, shall govern all sale and purchase transactions, pertaining to the subject matter hereof, that may be entered into by TheraSense and Flextronics, from time to time hereafter, unless expressly otherwise agreed in writing.

     1.   Definitions.
          -----------

          1.1 "Acceptance" shall mean the successful completion of a mutually agreed upon inspection and test procedure for Products (as defined hereinafter) which confirms that the tested Product meets the Specifications (as defined hereinafter). Acceptance testing shall be performed by TheraSense at Flextronics facilities in Fremont California.

          1.2 "Affiliate" shall mean any entity that directly or indirectly controls, is under common control with, or is controlled by, one of the parties to this Agreement. An entity shall be deemed to be in control of another entity only if, and for so long as, it owns or controls more than fifty-one percent (51%) of the shares of the subject entity entitled to vote in the election of the directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

          1.3 "Engineering Change" shall mean any mechanical, radio frequency design, electrical software, electromechanical or process change to any Product(s), including printed circuit boards, or the manufacturing, kiting, or assembly process for any Product. An Engineering Change includes changes originating from TheraSense or Flextronics which would affect the safety, performance, reliability, serviceability, appearance, dimensions, tolerances, materials, and composition of any bill of material of the Product (as hereinafter defined).

          1.4 "FDA" shall mean the United States Department of Health and Human Services Food and Drug Administration.

          1.5 "Flextronics' Proprietary Rights" shall mean all of Flextronics' trade secrets, know-how and the like which are for or are used in the manufacture of the Product or any Product Improvements or Engineering Changes, including any technology or know-how property incidental thereto, such as technical information, data, specifications, drawings, manuals and the like and shall include any patents or patent rights Flextronics may acquire with respect to the foregoing. However, the foregoing specifically excludes technical information, data, specifications, drawings, manuals and the like, as well as any patents, patent rights, or other intellectual property owned or provided by TheraSense.

          1.6 "Force Majeure" shall mean any act of God, earthquake, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party.

          1.7 "Manufacturing Services" shall mean the assembly, packaging, and kitting of the electronic components manufactured by Flextronics.

          1.8 "Product" shall mean the electronic assemblies for the Messenger or Freestyle systems as described in Exhibit C.

          1.9 "Product Improvements" shall mean any modifications to the Product or manufacturing assembly process including system kiting to enhance performance and/or provide comparable performance at lower cost. All Product Improvements must be approved in writing by TheraSense prior to implementation.

          1.10 "Purchase Order" shall mean written order(s) from TheraSense to Flextronics for the Product, specifically referencing this Agreement and including the description, quantity, shipping destination, and requited delivery date at the destination.

          1.11 "Specifications" shall mean the mutually agreed upon specifications (including storage requirements) for the electronic assemblies for the Messenger and Freestyle systems, as set forth in Exhibit C.

          1.12 "Quality Plan" shall mean the mutually agreed upon in-process and final product test and inspection plans as set forth in Exhibit D.

          1.13 "Territory" shall mean North America.

     2.   Supply Requirements.
          -------------------

          2.1 During the term of this Agreement, Flextronics shall supply TheraSense with those quantities of the Product ordered by TheraSense in a Purchase Order submitted to Flextronics pursuant to this Agreement. The Product shall comply with the Specifications and all jointly developed Quality Plans

          2.2 In consideration for the services and support provided by Flextronics during the development of the Messenger and Freestyle product lines, the projected business volume offered to Flextronics hereunder, and competitive pricing offered to TheraSense hereunder. TheraSense agrees, to purchase all its Manufacturing Services for the Messenger and Freestyle product lines exclusively from Flextronics for a period of five (5) years from the Effective Date. TheraSense shall not be obligated hereunder if the Products fail to conform in all respects to the Specifications, this Agreement is terminated pursuant to
Section 15, or, in market based benchmarking, Flextronics fails to maintain competitive pricing to warrant such exclusivity. Flextronics and TheraSense shall work jointly to develop a Quality Plan for Flextronics' manufacturing line with the ultimate goal to achieve within reasonable economic limits a process capability index (Cpk) of 1.67 or higher on all key parameters of the Product Specifications.

     Flextronics agrees to implement process improvements and process validations using the TheraSense process control methodology as outlined below.
          ***
          2.3 Flextronics shall share process data with TheraSense by submitting Certificates of Analysis that include process control charts, for every Product shipment.

     3.   Forecasts and Orders.  Starting on the Effective Date, and every three
          --------------------
(3) months thereafter, TheraSense shall provide Flextronics with a non-binding written forecast of TheraSense's expected needs for the Product for no less than a six (6) month period from the date thereof (the "Forecast"). At least semiannually, TheraSense shall place a binding six (6) month Purchase Order with Flextronics for the Product.

     4.   Material Procurement.
          --------------------

          4.1  Purchase Orders.  TheraSense's accepted Purchase Orders will
               ---------------
constitute authorization for Flextronics to procure, using standard purchasing practices the components, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such Purchase Orders.

          4.2  Special Inventory.  Subject to the conditions below, Flextronics
               -----------------
may purchase, in amounts beyond the amount necessary to fill accepted purchase
---
orders, the components, materials, and supplies: (i) which require greater than ninety (90) days from the time they are ordered to the time they are delivered to Flextronics ("Long Lead Time Components") plus 30 days to account for the order, shipment, receipt and manufacturing and, (ii) purchased in quantities above the currently required amount in order to achieve price targets ("Economic Order Inventory"), and (iii) purchased in excess of current requirements because of minimum lot sizes available from manufacturers

*** Confidential treatment requested

("Minimum Order Inventory"). Collectively, these components, materials, and supplies are termed "Special Inventory".

               (1) Flextronics may purchase Long Lead-Time Components sufficient to meet requirements for the Purchase Orders and Forecast in effect at the time Flextronics places an order with its supplier.

               (2) Flextronics may reasonably purchase Minimum Order Inventory as required by its suppliers' minimum order requirements.

               (3) Flextronics may purchase Economic Order Inventory only upon the prior approval of TheraSense.

               (4) Flextronics will, from time to time, hold Long Lead-Time Components and finished goods in inventory to increase TheraSense's production flexibility. The components and quantities of all such inventory will be mutually agreed to in writing by the parties prior to Flextronics placing such items into inventory.

               (5) TheraSense will be responsible for all non-cancelable/non-returnable materials as procured on TheraSense's behalf to support Purchase Orders and Forecasts subject to Section 4.2.

               (6) TheraSense will be responsible for all Inventory and Special Inventory purchased by Flextronics under this Section but subject to the conditions provided elsewhere in this Agreement.

          4.3  Delivery.  All Products delivered pursuant to the terms of this
               --------
Agreement shall be suitably packed for shipment in accordance with TheraSense's Specifications, marked for shipment to TheraSense's destination specified in the applicable purchase order and delivered to a carrier or forwarding agent.

          4.4  Quantity Increases and Shipment Schedule Changes.  For any
               ------------------------------------------------
accepted Purchase Order, TheraSense may (i) increase the quantity of Products or
(ii) reschedule the quantity of Products and their delivery date as provided in the table below:

     Maximum Allowable Variance From Purchase Order Quantities/Delivery Dates
     ------------------------------------------------------------------------
          # of days before    Allowable          Maximum           Maximum
          Delivery Date       Quantity           Reschedule        Reschedule
          on Purchase         Increases          Quantity          Period
                              -----------------  ----------------  -------------
          Order               ***                ***               ***
          ------------------
          ***

*** Confidential treatment requested

     Any purchase order quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of Flextronics. Quantity increases of a greater percentage may be provided if agreed to by both parties. All other changes in quantity or shipment date require Flextronics' prior written consent. Inventory excess to original schedule shall be subject to an inventory carrying charge of *** for the price of finished Product. Although Flextronics will use reasonable commercial efforts to satisfy TheraSense's requested quantity increases, Flextronics' ability to do so is subject to material availability. Should TheraSense require increases beyond the above, a TheraSense owned buffer stock of Long Lead-Time Components may be required. The components and quantities of all such inventory will be agreed to separately in writing by both Flextronics and TheraSense If there are extra costs required to meet a schedule increase in excess of the above limits, Flextronics will seek approval from TheraSense in advance of incurring such costs. If the forecast for any period is significantly less than the previous forecast supplied over the same period, so that Flextronics has inventory for TheraSense with no requirements, that amount will be considered canceled and TheraSense will be responsible for any Special Inventory purchased or ordered by Flextronics to support the forecast.

     4.5  Cancellation.  TheraSense may not cancel any portion of the quantity
          ------------
of an accepted purchase order without Flextronics' prior written approval, which shall not be unreasonably withheld. If the parties agree upon a cancellation, TheraSense will pay Flextronics for Products, Inventory, and Special Inventory affected by the cancellation as follows: (i) *** of the contract price for all finished Products in Flextronics' possession; (ii) *** of the cost of all Inventory and Special Inventory in Flextronics' possession and not returnable to the supplier or usable for other Flextronics products, whether in raw form or work in process, *** *** (iii) *** of the cost of all Inventory and Special Inventory on order and not cancelable and not otherwise usable for other Flextronics products; ***; (iv)***; and (v) ***. Flextronics will use reasonable commercial efforts to return unused Inventory and Special Inventory and to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by TheraSense in case of cancellation.

     5.   Engineering Changes.
          -------------------

          5.1  TheraSense Requests.  TheraSense may request, in writing, that
               -------------------
Flextronics incorporate an Engineering Change into the Product. Such request will include a description of the proposed Engineering Change sufficient to permit Flextronics to evaluate its feasibility, impacts, and cost. Flextronics' evaluation shall be in writing and shall state the costs and time of implementation and the impact on the manufacturing, delivery, schedule, and pricing of the Product and shall be delivered to TheraSense within ten (10) days of receiving the request. TheraSense shall have thirty (30) days after receipt of Flextronics' evaluation to decide whether or not to implement the requested Engineering Change. Flextronics will not be obligated to proceed with the engineering change until the parties have agreed upon the changes to the Product's Specifications, delivery, schedule and Product pricing and upon the implementation costs to be borne by the TheraSense including, without limitation, the cost of Inventory and Special Inventory on-hand and on-order that becomes obsolete.

*** Confidential treatment requested

Flextronics will use best efforts to implement all TheraSense required changes per TheraSense requests.

          5.2  Flextronics Requests.  If Flextronics desires to make any
               --------------------
Engineering Change (including manufacturing processes, raw materials and suppliers thereof), it will notify TheraSense not less than six (6) months prior to such change to enable TheraSense to determine conformity of the changed Product with TheraSense's manufacturing requirements and obligations with respect to regulatory authorities. If Flextronics changes the Product or process to create non-conforming Product or Product which falls to conform to TheraSense's regulatory constraints, further processing needs, or performance standards for finished goods, then Flextronics agrees to continue to supply unchanged Product for the duration of the Agreement or until TheraSense can alter its process, standards for finished goods or take seek appropriate regulatory approval to accommodate the changed Product or process. ECO implementation shall otherwise follow the standard Flextronics procedure.

     6.   Purchase Price
          --------------

     TheraSense's target purchase price with respect to the Product shall be as specified in Exhibit B. The price for Products to be manufactured will be set quarterly for the first year and semi-annually thereafter by reviewing actual component and assembly costs at Flextronics and making adjustments based upon the changes. All prices quoted are exclusive of federal, state and local excise, sales, use and similar taxes, and any duties, and TheraSense shall be responsible for all such items. Payment for any Products, Manufacturing Services or other costs to be paid by TheraSense hereunder is due thirty (30) days net form the date of the shipment therefor and shall be made in lawful U.S. currency. TheraSense agrees to pay *** on all late payments. Furthermore, if TheraSense is in arrears more than thirty (30) days for two (2) consecutive months with respect to payments, Flextronics may require prepayment from TheraSense or may delay shipments or suspend work until assurances of payment satisfactory to Flextronics are received.

     7.   Delivery
          --------

          7.1 Purchases of Product made hereunder by Purchase Orders shall initially be F.O.B. Seller's factory in Fremont, CA. During this initial period, TheraSense will specify the carrier and shipments will be made freight collect. TheraSense and Flextronics agree to establish a Kanban system whereby Flextronics will keep an amount to be determined of finished product at it's facility awaiting shipment to TheraSense customers. Upon completion of this, payment terms will become five (5) days net from the date product is completed and transferred into the Kanban. Such change will include a separate price to cover freight charges paid by Seller and any other justifiable costs incurred by Seller. Title and risk of loss of Product shall pass to TheraSense at the F.O.B. point. Partial shipments, with TheraSense prior approval, will be accepted. A certificate of conformance shall accompany each shipment made hereunder.

          7.2  Late Delivery.  Time is of the essence with regard to deliveries
               -------------
of Product purchased hereunder. Flextronics shall use its best efforts to maintain 100% on-time delivery of Products. Flextronics shall notify TheraSense as soon as practicable if for any reason Flextronics fails to comply, or anticipates that it may fail to comply with the terms of this Agreement or of a

*** Confidential treatment requested

Purchase Order (including but not limited to failure to meet a delivery date required in the Purchase Order or delivery of less than the required quantity of Products). If Flextronics fails to deliver any Product (other than as a result of a Force Majeure event as set forth in Section 20.1 herein), then, TheraSense may request and Flextronics shall agree to work any necessary overtime at no additional cost to TheraSense to minimize such delay, or TheraSense may request Flextronics to ship the Product by premium transportation at no additional cost to TheraSense and Flextronics will comply with such request.

          7.3  Delivery Documentation.  Flextronics shall include an invoice for
               ----------------------
every delivery of Products which includes the following information for every unit of Product delivered; a complete noun description in the English language, a statement as to the country of origin of the goods; TheraSense's Purchase Order number, the value of the Products therein; Flextronics' identification number, or in the absence of such number, the full address of Flextronics; and the terms of sale.

     8.   Payments
          --------

          8.1 Invoice payment terms applicable to Purchase Orders issued hereunder shall be net thirty (30) days FOB Flextronics. In addition to the invoice documentation to accompany each delivery of Product, for payment purposes, Flextronics shall issue an invoice directly to TheraSense upon Product shipment. The parties will use reasonable commercial efforts to incorporate an electronic data interchange process to allow for wire transfer of funds at that time.

          8.2   ***

     9.   Warranty
          --------

          9.1 Flextronics warrants that the Product will be new, merchantable, free from material defects in materials and workmanship and will conform to the Specifications under normal and intended use for a period of (6) six months after acceptance by TheraSense. Materials used in the Product are warranted to the same extent that the original manufacturer warrants the materials. This express limited warranty does not apply to (a) materials consigned or supplied by TheraSense to Flextronics; (b) defects resulting from TheraSense's Specifications or the design of the Products; or (c) Product that has been abused, damaged, altered or misused by any person or entity after the title passes to TheraSense. With respect to first articles, prototypes, pre-production units, test units or other similar Products, Flextronics makes no representations or warranties whatsoever.

*** Confidential treatment requested

Notwithstanding anything else in this Agreement, Flextronics assumes no liability for, or obligation related to, the performance, accuracy, specifications, failure to meet specifications or defects of or due to tooling, designs, or instructions produced or supplied by TheraSense and TheraSense shall be liable for costs or expenses incurred by Flextronics related thereto. Upon any failure of a Product to comply with the above warranty, Flextronics' sole obligation, and TheraSense's sole remedy, is for Flextronics, at its option, to promptly repair or replace such unit and return it to TheraSense freight pre-pad. TheraSense shall return Products covered by the warranty freight pre-paid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container.

          9.2 Flextronics further represents and warrants that its supplying of Product to TheraSense under this Agreement does not conflict with any other agreement to which Flextronics is a party and, further, that the Product supplied hereunder does not, to the best off Flextronics' knowledge, infringe the proprietary rights of any third party.

          9.3 Flextronics further represents and warrants that it has, and shall maintain during the term of this Agreement, adequate equipment and facilities to guarantee sufficient manufacturing capacity to meet TheraSense's demand for Product as represented in TheraSense's Forecast as described in
Section 3 of this Agreement.

          9.4 Flextronics has stated that its manufacturing facilities are ISO 9002 registered and Flextronics will use all commercially reasonable efforts to assure that such facilities and any new Flextronics facilities used for the production of Product will continue to be registered under ISO 9002 during the term of this Agreement. "Registered" as used herein shall mean certified and approved.

          9.5 Flextronics further warrants that title to all Products shipped to TheraSense or drop shipped directly to TheraSense's customers pursuant to this Agreement shall pass to TheraSense or a TheraSense customer, as the case may be, free and clear of any liens, charges, encumbrances, restrictions or rights created in, by or against the Products or against Flextronics, except any Proprietary Rights of Flextronics identified in writing to TheraSense in the Products, if any. Provided that TheraSense has paid all associated fees for the Products, TheraSense and TheraSense's customers shall have quiet enjoyment of the Products.

          9.6 Flextronics further warrants that: (a) it shall comply In all material respects with all legal requirements in fulfilling its obligations under this Agreement, including, but not limited to, lawful manufacturing practices and its treatment of its personnel and compliance; (b) there are no lawsuits, claims, suits, proceedings or investigations pending or, to Flextronics' knowledge, threatened against or affecting Flextronics in respect of its operations or processes used therein, nor to Flextronics' knowledge, is there any basis for the same; and (c) there is no action, suit or proceeding pending or, to Flextronics' knowledge, threatened which questions the legality of the transactions contemplated by this Agreement. Flextronics warrants that it owns, holds or possesses and shall maintain all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a governmental body which are necessary to entitle it to carry on and conduct its operations as contemplated herein.

          9.7 Flextronics warrants that all equipment used in the manufacturing and planning of TheraSense Products is Year 2000 compliant.

          9.8 OTHER THAN THE WARRANTEES IN THIS SECTION 9, FLEXTRONICS MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITIONS OF OR FITNESS FOR A PARTICULAR PURPOSE.

     10.  Regulatory Requirements
          -----------------------

     During the term of this Agreement Flextronics will:

          A. Comply with the pertinent Quality System Regulations ("QSR") as such may be determined by the United States Department of Health and Human Services Food and Drug Administration and all applicable United States government regulatory requirements.

          B. Submit to periodic quality audits; TheraSense's Quality Assurance department may, at its sole option, perform audits of Flextronics' compliance with Quality System Regulations, with the quality control requirements specified herein and attached hereto as Exhibit D, together with any other quality systems and specifications mutually agreed upon. Flextronics acknowledges that the preceding sentence granting TheraSense certain audit rights in no way relieves Flextronics of any of its obligations under this Agreement, nor shall such provision require TheraSense to conduct any such audits.

               (1) Any audits shall be conducted during normal business hours after reasonable notice (a minimum of two weeks) to Flextronics and not more frequently than once in any one hundred twenty (120) day period. Except that TheraSense may conduct a limited audit in less than one hundred twenty
                    (120) days of a previous audit for the limited purpose of reviewing any deficiencies discovered in a previous audit.

               (2) Any out of compliance observations noted during these audits must be corrected expeditiously. Flextronics shall, within thirty (30) days following receipt of an audit report that recommends corrective actions, provide TheraSense with a corrective action plan and schedule for carrying it out.

               (3) Following a TheraSense quality audit, Flextronics will be assigned an overall rating of acceptable, marginal or unacceptable. In the event Flextronics receives an unacceptable rating TheraSense will re-audit Flextronics within six (6) months. ***

*** Confidential treatment requested

               (4) Flextronics agrees to provide to TheraSense any observations and corrective actions implemented as the result of any audits conducted by the FDA.

               (5) Flextronics shall have the right to refuse access to areas where Flextronics customer confidentiality issues may arise.


     11.  Acceptance
          ----------

          11.1 Acceptance testing shall be performed by TheraSense in accordance with the procedures agreed upon in writing by the parties and incorporated in the Specifications. TheraSense shall notify Flextronics of any defects or non-conformance as soon as reasonably possible after same are discovered by TheraSense, and Flextronics shall have an opportunity to inspect and test the Product claimed to be defective or non-conforming. Flextronics agrees to promptly replace (at no additional charge to TheraSense) any Product supplied to TheraSense hereunder which does not fully comply with the Specifications. Upon the successful completion of Acceptance testing the Product will be considered accepted. If within ten (10) business days after receipt TheraSense does not reject the Product or notify Flextronics that it will reject them, then such Product will be deemed accepted.

          11.2 Except as set forth in Section 11.1, TheraSense shall not be obligated to accept or pay for any Product that does not comply with the Specifications or any rules or regulations referred to above. TheraSense's failure to inspect, test, or reject any particular shipment shall not constitute a waiver by TheraSense of any of its rights to inspect and reject any subsequent shipment, or of Flextronics' responsibilities to provide subsequent shipments, of Product in accordance with the Specifications. With the exception of TheraSense's manufacturing processes required to use the Product, Flextronics shall not be liable for Product altered outside of its factory by someone other than Flextronics or for Product subjected, by an entity other than Flextronics, to misuse, abuse, improper alteration, accident or negligence in use, storage, transportation or handling. Notwithstanding the above, Flextronics shall not be responsible in any way for modifications to the Product made by TheraSense during TheraSense's subsequent manufacturing process.

     12.  Limitation of Liability
          -----------------------

     EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND FOR INTENTIONAL ACTS OR GROSS NEGLIGENCE, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, MANUFACTURE, PACKAGING, DELIVERY, STORAGE OR USE OF THE PRODUCT.

     13.  Intellectual Property Indemnification
          -------------------------------------

          13.1   Indemnification by TheraSense.  Flextronics agrees to notify
                 -----------------------------
TheraSense promptly of all claims actions, whether actual or potential, alleging that the Product infringes on the intellectual property rights of any third party (a "Claim"). TheraSense shall defend and indemnify Flextronics against any Claim and will have the sole expense and control of the defense of any Claim. Flextronics shall give TheraSense, at TheraSense's expense, all assistance reasonably requested in defending or settling a Claim. Notwithstanding the foregoing, TheraSense shall not be required to defend any Claim based upon, (i) the use of the Product by Flextronics as part of any procedure or in testing or experimenting other than with the prior written agreement of TheraSense.

          13.2 THIS SECTION 13 STATES THE PARTIES' TOTAL RESPONSIBILITIES, LIABILITIES, AND REMEDIES TO ONE ANOTHER FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

     14.  General Indemnity
          -----------------

          14.1   Indemnification by Flextronics. Flextronics shall hold harmless
                 ------------------------------
and indemnify TheraSense, its directors, officers, agents, and employees, from any and all third party claims, suits, losses and expenses, including attorneys fees, provided that any such claim, suit, loss or expense is attributable to bodily injury, sickness, disease, or death, or injury to property which is caused by Flextronics' failure to comply with federal, state or local law including but not limited to the Civil Rights Act of 1964, 42 U.S.C. (S)2000e et. seq. ("Title VII"), the Age Discrimination in Employment Act, 29 U.S.C.
(S)621 et. seq., the American with Disabilities Act, the Civil Rights Act of 1966, the Civil Rights Act of 1991, Executive order 11246, as amended, and any other statute, regulation or ordinance prohibiting illegal discrimination or retaliation. Except as otherwise provided in this Agreement, Flextronics shall defend, indemnify and hold TheraSense, its, directors, officers, employees, and agents harmless from and against any and all claims, injuries, liabilities, judgments, and damages, including but not limited to property damage, personal injury and death, including all reasonable costs and expenses (including attorneys fees), as a result, whether direct or indirect, of any injury or damage to a third party caused or alleged to be caused on account of Flextronics' failure to meet manufacturing workmanship Specifications.

          14.2   Indemnification by TheraSense.  Except as otherwise provided in
                 -----------------------------
this Agreement, TheraSense shall defend, idemnify and hold harmless Flextronics from and against any and all claims, injuries, liabilities, judgments, and damages, including but not limited to property damage, personal injury and death, including all reasonable costs and expenses (including attorney fees), as a result, whether direct or indirect, of any injury or damage to a third party caused or alleged to be caused on account of any alleged defect of the Product, other than a defect related to workmanship.

          14.3   Limits to Indemnification.  These obligations to defend and
                 -------------------------
indemnify (in 14.1, 14.2 & 14.3) do not extend to claims, injuries or damages to the extent resulting from the negligent or intentional conduct, act, omission or obligation of the party seeking indemnification.

          14.4  Cooperation. The indemnified party agrees to cooperate with the
                -----------
indemnifying party in the defense of any such claim, lawsuit or action and to make available to each other at the indemnifying party's expense such of the documents, employees and expertise as are necessary in defense of such action. Each party agrees to notify the other of such a claim or suit promptly upon learning that same is within the scope of the indemnification set forth herein. The Indemnifying party shall control the management of any such claim or suit.

     15.  Term and Termination
          --------------------

          15.1  Term. The term of this Agreement shall commence on the
                ----
Effective Date and shall continue for five (5) years thereafter (the "Initial Term") unless earlier terminated as provided in Section 15.2 or 20.1. After the expiration of the Initial Term hereunder (unless this Agreement has been earlier terminated) this Agreement shall be automatically renewed for separate but successive one-year terms (each a "Renewal Term").

          15.2  Termination. This Agreement may be terminated by either party:
                -----------
(a) for any reason upon a one (1) year written notice to the other, or (b) if the other party defaults in any payment to the terminating party and such default continues for a period of fifteen (15) days after the delivery of written notice thereof by the non-defaulting party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues for a period of sixty
(60) days after the delivery of written notice thereof by the terminating party to the other party, or (d) commences a voluntary or has involuntary proceeding commenced under any federal or state, law or similar law and if involuntary, such is not set aside within sixty (60) days of its being commenced; (ii) appoints or is appointed a receiver, trustee or similar official or a general assignment for the benefit of such party's creditors; (iii) proceeds to dissolve, wind up or liquidate; or (iv) becomes unable to pay its debts either because it is subject to a suspension of payments order, bankruptcy, or other insolvency proceeding, Pursuant to Section 20.1 termination of this Agreement for any reason shall not affect the obligations of either party that exist as of the date of termination. Upon termination under Section 15.2, TheraSense shall be responsible for the finished Products, Inventory, and Special Inventory in existence at the date of termination or expiration in the same mariner as for cancellations as set forth in Section 4.5. Notwithstanding termination or expiration of this Agreement, Sections 9, 12, 15, and 20 shall survive said termination or expiration.

          15.3  After following the dispute resolution procedure set forth in
Section 19, TheraSense may following the initial twelve (12) months of this Agreement and upon six (6) months notice, terminate this Agreement for convenience without liability except for the raw materials inventory, work in process, unamortized Flextronics Development Funding and production special tooling charges and Product on order, in transit or received, but not paid for as of the date of termination.

     16.  Raw Materials Inventory
          -----------------------

          ***

*** Confidential treatment requested

     17.  Confidentiality
          ---------------

          17.1 Flextronics and TheraSense both agree that in the performance of this contract there may be the need for one or the other party to disclose its confidential information to the other.

          17.2 "Confidential Information" shall include information supplied to the receiving party in written form and clearly marked "Confidential" and information disclosed orally, provided that the disclosing party provides within thirty (30) days of the first disclosure a document that identifies the topic of the information considered confidential and states that it is "Confidential."

          17.3 Each party agrees to keep Confidential Information transferred to it in strict confidence and not to disclose or otherwise use such Information for any purpose other than determining conformance to Specifications, processing Products into TheraSense's products or otherwise fulfilling its obligations under this Agreement without the prior written consent of the other party. All such documents provided by the disclosing party containing Confidential Information shall at either party's request be returned to it except that one
(1) copy shall be retained by counsel for that party to ensure compliance hereunder.

          17.4 The above notwithstanding, each party's obligation of the confidence with respect to the Confidential Information disclosed hereunder, shall not include:

                (1) Information which, at the time of disclosure to the receiving party is published, known publicly or is otherwise in the public domain;

                (2) Information which, after disclosure to the receiving party is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of the receiving party;

                (3) Information, which, prior to the time of disclosure to the receiving party, was known to the receiving party, as evidenced by its written records;

                (4) Information which has been or is disclosed to the receiving party in good faith by a third party who was not, or is not, under any obligation of confidence or secrecy to the receiving party at the time said third party discloses to the receiving party; and

                (5) Information which is independently developed by or on behalf of the receiving party, without reliance on the Information received hereunder.

          17.5 The above provisions notwithstanding, each party agrees to keep in strict confidence and not to disclose the identity, interest and participation of the other party in the work or evaluation and the relationship of the parties hereunder except to the extent as required by law.

          17.6 Each party represents that it is under no obligation to any third party that would interfere with its disclosing the above-described Information to the other party and further, that any Information which it transmits or otherwise discloses to the other party is not Information with respect to which that party is under any obligation to keep confidential or which that party knows to be the proprietary property of any third party.

          17.7 Except as specifically provided in this Agreement, no right to use any Information disclosed hereunder, either express or implied, is granted by either party.

          17.9 The obligations of confidentiality and nonuse set forth herein shall remain in effect for a period of five (5) years after the expiration of this Agreement or any extension of it.

          17.10 Flextronics shall not issue any publicity, news release, technical article or other public announcement relating to this Agreement and the products or services of TheraSense without, in any case, obtaining the prior written consent of TheraSense.

     18.  Patents and Trademarks
          ----------------------

          18.1 It is agreed that all patentable inventions made, conceived or acquired by TheraSense relating to the Product will be the exclusive property of TheraSense. TheraSense will pay all expenses relating to the securing and maintaining of appropriate patent protection with respect to such patentable inventions. It shall be in the sole discretion of TheraSense to determine what patent protection, if any, on such invention should be sought and/or maintained. TheraSense shall grant to Flextronics ***, which license shall expire upon termination or expiration of this Agreement.

     19.  Disputes
          --------

     The Director of Purchasing and Flextronics' Business Development representative shall initially review any and all disputes between the parties relating to this Agreement. The two individuals shall meet and conduct good faith discussions to attempt to resolve the dispute. If they are unsuccessful, review shall be escalated to the TheraSense Director of Purchasing and Flextronics' Vice President of Marketing, who shall conduct a similar good faith meeting. If still unsuccessful after a reasonable time, the matter will be escalated to the TheraSense Vice President of Operations and the President of Flextronics for a good faith meeting to attempt to resolve the dispute. If settlement has not been reached thereafter, then the dispute shall be settled by binding arbitration. Such arbitration shall be conducted in San Francisco, California in accordance with the then current rules of the American Arbitration Association with a panel of three arbitrators. Each party shall choose one member of the panel, and both shall agree on the third member of the panel. The arbitrators shall be selected from the National Panel of Arbitrators of the American Arbitration Association. Reasonable discovery as determined by the arbitrators shall apply to the arbitration proceeding. The laws of the State of California shall apply to the arbitration proceedings. Judgment

*** Confidential treatment requested
upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party, as determined by the arbitration panel, shall have its arbitration costs and reasonable attorney fees paid by the other party.

     20.  General
          -------

          20.1  Force Majeure. Neither party will be deemed in default of this
                -------------
Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of a Force Majeure, provided that such party gives the other party written notice thereof promptly and, in any event, within ten (10) days of discovery thereof and uses its commercially reasonable efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, but in no event more than sixty (60) calendar days.

          20.2  Assignment. The rights and liabilities of the parties hereto
                ----------
will bind and inure to the benefit to their respective successors, executors and administrators, as the case may be; provided that, as TheraSense has specifically contracted for Flextronics' services, Flextronics may not assign or delegate its obligations, other than as specified herein, under this Agreement either in whole or in part, without the prior written consent of TheraSense. Any attempted assignment in violation of the provisions of this Section 20.2 will be void.

          20.3  Severability. If for any reason a court of competent
                ------------
jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of this Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue if full force and effect.

          20.4  No Waiver. All rights and remedies conferred under this
                ---------
Agreement or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

          20.5  Notices. All notices required or permitted under this Agreement
                -------
will be in writing, will reference this Agreement and will be deemed given when:
(i) delivered personally (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below to or such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 20.5:

                TheraSense, Inc.                  Flextronics, International
                1360 South Loop Road              2090 Fortune Drive
                Alameda CA 94502                  San Jose CA 95131
                Attn.: John Purlee                Attn-: Greg Keese
                Director of Purchasing            Director Business Development

          20.6  Compliance with Laws and Regulations. Flextronics and TheraSense
                ------------------------------------
agree to comply with all Federal, State and local laws and regulations that are applicable to the Products in the Territory in which the Products are intended for use.

          20.7  Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the United States and the State of California, as applied to agreements entered into and to be performed entirely within California between California residents excluding its choice of law principals. Any and all disputes between the parties relating in any way to the entering into of this Agreement and/or the validity, construction, meaning, enforceability, or performing of this Agreement or any of its provisions, or the intent of its provisions or any dispute relating to patent validity or infringement arising under this Agreement shall be settled by arbitration as provided in Section 17 hereof.

          20.8  Interpretation. This Agreement will be fairly interpreted in
                --------------
accordance with its terms and without any strict construction in favor of or against either party. The headings and captions are included for reference purposes only and do not affect the interpretation of the provisions hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall be deemed to constitute only one Agreement. When used herein, the word "including" will not be construed as limiting. When the application warrants, the term "TheraSense" shall mean "TheraSense and/or its authorized subcontractors" and the term "Flextronics" shall mean "Flextronics or its authorized subcontractors".

          20.9  Status. The relationship between Flextronics and TheraSense is
                ------
that of independent contractors. Neither is the legal representative, agent, partner, joint venturer or employee of the other for any purpose whatsoever, and has no right or authority to create any obligations of any kind or to make any representations or warranties, whether express or implied, in respect of the other or to bind the other in any respect whatsoever. This agreement shall be deemed to have been drafted by both parties.

          20.10 Reports. Each month during the term of this Agreement,
                -------
Flextronics shall provide the TheraSense buyer with a report of the deliveries made that month, cumulative deliveries to date, and amount of raw materials available in inventory.

          20.11 Complete Agreement. This Agreement, including all Exhibits and
                ------------------
any Purchase Order(s) issued hereunder, constitute the entire Agreement between the parties in connection with the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties. In the event of a conflict, this Agreement shall take precedence over the preprinted terms and conditions on the reverse side of TheraSense's Purchase Order or any acknowledgment of Flextronics. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

TheraSense, Inc.                        Flextronics International USA, Inc.

By: /s/ W. Mark Lortz                   By: /s/ illegible signature
    ----------------------------            ----------------------------

Name: W. Mark Lortz                     Name: __________________________
     ---------------------------

Title: President & CEO                  Title: _________________________
       -------------------------

Date: Dec. 7, 1999                      Date: __________________________
      --------------------------

                                   EXHIBIT A

                     PRODUCT AND MANUFACTURING DEVELOPMENT

     In support of TheraSense's development of the Freestyle and Messenger System Flextronics will provide the following services in accordance with the terms outlined below:

                                                          Projected
Service                      Terms                        Expenses
--------------------------   ---------------------------  ----------------------
PCB Layout

RF Design Services (*)       ***                          ***


Digital Design
(Including Test Engineering
And other engineering
Services)
        Digital Design       ***                          ***


        Test Engineering     ***                          ***


Mechanical Design            ***                          ***


Test Equipment Development
& Procurement
 . Std. Material O/H &
  Markup
 . Equipment Capital Cost
  100% amortized. (Cost to
  be preapproved by
  TheraSense)
 . Total Amortized amount
  not to exceed

Prototype Assembly (*)      ***                          ***
        Freestyle
        Messenger           ***                          ***


(*) ***

Flextronics will provide TheraSense a quarterly summary of the total expenses incurred for the project and the balance in the deferred expenses. Flextronics will add a *** cost of money factor *** on the deferred expense balance and recover *** deferred expense balance over the first two years of production and sale by TheraSense or first *** systems manufactured which ever occurs first. In the event TheraSense sales volume does not reach

*** Confidential treatment requested

*** units in the first two years of manufacturing the un-amortized balance of deferred expenses will be converted to a loan, and repaid over a period not to exceed 15 months for the date the loan is originated.

In addition to the services and manufacturing support Flextronics will provide in the development of the *** and *** products, Flextronics will also work with TheraSense to Co-develop the information management interfaces to process manufacturing production releases and sales order/TheraSense distribution processing.

*** Confidential treatment requested

                                   EXHIBIT B

                                PRODUCT PRICING

     Meter Assembly target price based upon the following cost data supplied by Flextronics. This cost does not include any ancillary products or packaging of any type. The cost will be revised as these items are identified and added to the cost of the product.

     Meter Only              ***               ***           ***
--------------------------------------------------------------------------------
 Product Costs               ***               ***           ***


 Material Cost               ***               ***           ***
 Attrition/Other
 Subtotal Material

 Material Overhead           ***               ***           ***
 Freight
 Total Material O/H,
 Other

 Direct Labor (PCBA)         ***               ***           ***
 Direct Labor Overhead
 Subtotal Labor/Overhead

 Test Labor                  ***               ***           ***
 Test Labor Overhead
 Subtotal Test/Overhead

 Sales, G&A                  ***               ***           ***
 Profit

 Final Selling Price         ***               ***           ***
--------------------------------------------------------------------------------

*** Confidential treatment requested

                                   EXHIBIT C

                     PRODUCT DEFINITION AND SPECIFICATIONS

                                      TBD

                                   EXHIBIT D

                         QUALITY CONTROL REQUIREMENTS

                                      TBD